Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Apex Treasury Sponsor LLC

Address of Joint Filer:	c/o Apex Treasury Corporation
2035 Regatta Drive
Vero Beach, Florida 32963

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Apex Treasury Corporation [ APXT ]

Date of Event Requiring Statement:
(Month/Day/Year):	10/29/2025

Name of Joint Filer:	Hugh Cochrane

Address of Joint Filer:	c/o Apex Treasury Corporation
2035 Regatta Drive
Vero Beach, Florida 32963

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Co-Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Apex Treasury Corporation [ APXT ]

Date of Event Requiring Statement:
(Month/Day/Year):	10/29/2025

Name of Joint Filer:	Ajmal Rahman

Address of Joint Filer:	c/o Apex Treasury Corporation
2035 Regatta Drive
Vero Beach, Florida 32963

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Co-Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Apex Treasury Corporation [ APXT ]

Date of Event Requiring Statement:
(Month/Day/Year):	10/29/2025